                                 EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of Unitrin, Inc. on Form S-8 of our report dated September 17, 1997 (relating to the financial statements of Litton Industries, Inc. and subsidiaries not presented separately herein) in the Annual Report on Form 10-K/A No. 2 of Unitrin, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Prospectus, which is part of this Registration Statement.



                                    Deloitte & Touche LLP



Los Angeles, California
October 27, 1997

                                       9